EXHIBIT 23.5


                          May 21, 1998


               Consent of Berwind Financial, L.P.


        We consent to the inclusion of our Fairness Opinion issued to The First Jermyn Corp. in this registration statement on Form S-4 and to the discussion of such Fairness Opinion in the prospectus forming a part thereof.

                              Sincerely,

                              By:/s/ Berwind Financial, L.P.
                                     Berwind Financial, L.P.